EXHIBIT 5.1

KIRKLAND & ELLIS LLP And Affiliated Partnerships Citigroup Center 153 East 53rd Street New York, New York 10022-4611
(212) 446-4800		Facsimile: (212) 446-4900
January 26, 2006

New York & Company, Inc.
450 West 33rd Street
5th Floor
New York, New York 10001

Ladies and Gentlemen:

        We are acting as special counsel to New York & Company, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of shares of its Common Stock, par value $0.001 per share (the "Common Stock"), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission (the "Commission") on January 5, 2006 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the "Firm Shares" and the shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the "Secondary Shares."

        In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Articles of Incorporation (the "Restated Charter") of the Company filed with the Secretary of State of the State of Delaware; (ii) the By-laws (the "By-laws") of the Company; (iii) resolutions of the Board of Directors and stockholders of the Company (the "Resolutions"); and (iv) the Registration Statement.

        For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. In rendering the opinion set forth below with respect to the Secondary Shares, we have assumed that the Company has received (or will receive in the case of Secondary Shares subject to options) the entire amount of the consideration contemplated by the Resolutions of the Board of Directors of the Company authorizing the issuance of the shares subject to the Registration Statement. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

        Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, when the Registration Statement becomes effective under the Act and the options are exercised pursuant to which Secondary Shares are to be issued:

        1.     The Secondary Shares will be duly authorized and validly issued, fully paid and non-assessable; and

        2.     When the Firm Shares are registered by the Company's transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Resolutions, the Firm Shares will be validly issued, fully paid and non-assessable.

        Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

        This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely, /s/ KIRKLAND & ELLIS LLP Kirkland & Ellis LLP